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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                                 UTI CORPORATION


ARTICLE I  OFFICES


         SECTION 1.        PRINCIPAL OFFICE

                  The principal office of the Corporation in the State of Maryland shall be 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, and the post office address of such resident agent is 32 South Street, Baltimore, Maryland 21202.


         SECTION 2.        OTHER OFFICES

                  The Corporation may also have other offices at such locations both within and without the State of Maryland as the Board of Directors may determine or as the business of the Corporation may require.


ARTICLE II  MEETINGS OF STOCKHOLDERS


         SECTION 1.         PLACE OF MEETINGS

                  All meetings of the stockholders of the Corporation shall be held at the principal office of the Corporation or at such other place in the United States as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.


         SECTION 2.        ANNUAL MEETINGS

                  The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such other business as may properly be brought before such meeting shall be held on the first Monday in May of each year, commencing with the year 2002, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 9 a.m. or at any other day and time during the month of May as may be set by the Board of Directors. Any business of the Corporation may be transacted at the annual meeting without being specified in the notice thereof, except as otherwise provided by law.


         SECTION 3.        SPECIAL MEETINGS

                  Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by the President or the Board of Directors, and shall be called by the


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Secretary upon the written request of stockholders entitled to cast a majority of all votes entitled to be cast at any such meeting. Such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on thereat. Upon receipt of such request, the Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of such costs to the Corporation, the Secretary shall give notice to each stockholder entitled to notice of such meeting. No special meeting need be called upon the request of stockholders entitled to cast less than a majority of all votes entitled to be cast at such a meeting to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held during the preceding 12 months. The Board of Directors shall have the sole power to fix the record date for determining stockholders entitled to request a special meeting of stockholders and the date, time and place of the special meeting.


         SECTION 4.        CONDUCT OF MEETINGS

                  All meetings of stockholders shall be conducted in accordance with the most current edition of Robert's Rules of Order, unless otherwise provided by law or these Bylaws.


         SECTION 5.        NOTICE OF MEETINGS; WAIVER OF NOTICE; STOCKHOLDER
                           PROPOSALS

                  Written notice of the time and place of each meeting of stockholders, and the purpose of any special meeting, shall be given to each stockholder entitled to vote at or to notice of such meeting not less than 10 nor more than 90 days before the date of such meeting, either personally delivered to the stockholder, left at the stockholder's residence or usual place of business, mailed to the stockholder, postage prepaid, at the stockholder's address as it appears on the records of the Corporation or transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. No notice of the time, place, or purpose of any meeting of stockholders need be given to any stockholder entitled to such notice who is present at the meeting in person or by proxy, or who, either before or after the meeting, executes a written waiver of notice which is filed by the Secretary with the records of meetings of stockholders. Any Stockholder proposing a nominee for election as a director or any other matter for consideration at a meeting of stockholders shall provide advance notice of the nomination or proposal to the Corporation 90 days before the date of the meeting, or in the case of an annual meeting, 90 days before the first anniversary of the mailing date of the notice of the preceding year's annual meeting.


         SECTION 6.        RECORD DATE AND CLOSING OF TRANSFER BOOKS

                  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive dividends or be allotted any other right, or for any other proper purpose, the Board of Directors may fix, in advance, a record date, which shall be not more than 90 days before the date on which the action requiring the determination will be taken, or the Board of Directors may direct that the stock


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transfer books be closed for a stated period, not to exceed 20 days. In the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least 10 days before the date of the meeting. Except as otherwise provided by law, the record date may not be prior to the close of business on the day the record date is fixed. Shares of the Corporation's stock acquired by the Corporation between the record date for any meeting of stockholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.


         SECTION 7.        QUORUM

                  Unless otherwise provided by law or the Articles of Incorporation of the Corporation, the presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at a meeting shall constitute a quorum at all meetings of stockholders. The stockholders entitled to cast a majority of the votes so represented may adjourn the meeting from time to time without further notice other than announcement at the meeting to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding any absence or withdrawal of any stockholder or stockholders during the meeting that has or have the effect of reducing the number of stockholders remaining in attendance at the meeting to less than a quorum.


         SECTION 8.        PROXIES

                  At all meetings of stockholders of the corporation, a stockholder may vote either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder of the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. The interest in which a proxy may be coupled includes as interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.


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         SECTION 9.        VOTING

                  Unless the charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Unless otherwise provided by law or the Articles of Incorporation of the Corporation, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter that properly comes before the meeting. Candidates for election as members of the Board of Directors who receive the highest number of votes at a meeting at which a quorum is present, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast shall not be a prerequisite to the election of any candidate to the Board of Directors.


         SECTION 10.       LIST OF STOCKHOLDERS

                  The Secretary of the Corporation shall prepare a list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and indicating the number of shares of stock held by each stockholder as of the record date for such meeting. Such list of stockholders shall be kept at the place of the meeting of stockholders during such meeting.


         SECTION 11.       INFORMAL ACTION

                  Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter is filed with the records of stockholder meetings. Unless the Articles of Incorporation require otherwise, the holders of any class of the Corporation's stock other than common stock, entitled to vote generally in the election of directors, may take action or consent to any action by the written consent of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders if the Corporation gives notice of the action so taken to each stockholder not later than ten days after the effective time of the action.


ARTICLE III  BOARD OF DIRECTORS


         SECTION 1.        FUNCTION OF DIRECTORS

                  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which shall have and exercise all powers of the Corporation, except as conferred upon or reserved to the stockholders by law, the Articles of Incorporation of the Corporation or these Bylaws.


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         SECTION 2.        NUMBER OF DIRECTORS

                  The Board of Directors of the Corporation shall consist of eleven (11) directors, or such other number as a majority of the entire Board of Directors shall determine from time to time, provided that the total number of directors shall not be fewer than three (3) nor more than twelve (12).


         SECTION 3.        QUALIFICATION OF DIRECTORS

                  Unless otherwise provided by law, the Articles of Incorporation of the Corporation, or these Bylaws, directors need not be stockholders of the Corporation.


         SECTION 4.        ELECTION AND TENURE OF DIRECTORS

                  Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify.


         SECTION 5.        REGULAR MEETINGS

                  The regular annual meeting of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of stockholders. Other regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of Directors.


         SECTION 6.        SPECIAL MEETINGS

                  Special meetings of the Board of Directors may be called by the President and shall be called by the Secretary upon the written request of the directors. Special meetings of the Board of Directors shall be held at any place in or out of the State of Maryland as the Board may from time to time determine by resolution or as shall be specified in any notice or waiver of notice of such meeting.


         SECTION 7.        NOTICE; WAIVER OF NOTICE

                  Written notice of any special meeting of the Board of Directors shall be given to each director at least one day prior thereto either personally or by telegram, or at least five days prior thereto by mail, addressed to such director at his address as it appears in the records of the Corporation. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting, either before or after such meeting, by signing a waiver of notice that is filed with the records of the meeting. Attendance


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of a director at a meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.


         SECTION 8.        QUORUM; MANNER OF ACTING

                  A majority of the entire Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors. If a quorum is not present at any meeting, the directors present may adjourn the meeting. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 7 of this Article III. Unless a greater proportion is required by law, the Articles of Incorporation of the Corporation or these Bylaws, the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors.


         SECTION 9.        ACTION WITHOUT A MEETING; TELEPHONE MEETING

                  Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by each member of the Board or committee and filed with the minutes of proceedings of the Board or committee. Members of the Board of Directors, or any committee thereof, may participate in meetings by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.


         SECTION 10.       RESIGNATION AND REMOVAL

                  Any director may resign at any time by giving written notice of such resignation to the President or the Secretary at the principal office of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof. The stockholders of the Corporation may remove any director, with or without cause, by the affirmative vote of a majority of all votes entitled to be cast generally for the election of directors.


         SECTION 11.       VACANCIES

                  The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A vacancy occurring on the Board of Directors other than by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum. Any directorship to be filled by reason of an increase in the number of directors may be filled by a majority of the


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entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies. A director elected by the stockholders to fill a vacancy which results from the removal of a director shall serve for the balance of the term of the removed director.


         SECTION 12.       PRESUMPTION OF ASSENT

                  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be assumed to have assented to such action unless such director announces his dissent at the meeting and (a) such director's dissent is entered in the minutes of the meeting, (b) such director files his written dissent to such action with the secretary of the meeting before the adjournment thereof, or (c) such director forwards his written dissent, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the secretary of the meeting or the Secretary of the Corporation within 24 hours after the meeting is adjourned. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his dissent known at the meeting.


         SECTION 13.       COMPENSATION OF DIRECTORS

                  The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for attending committee meetings.


ARTICLE IV  COMMITTEES


         SECTION 1.        APPOINTMENT

                  The Board of Directors may appoint from among its members an Executive Committee and other committees composed of one or more directors for such purposes and with such powers as the Board may determine, subject to
Section 2 of this Article IV. The members of any committee present at any meeting of the committee, whether or not they constitute a quorum, may appoint another director to act in the place of an absent member of the committee. The Board of Directors shall by majority vote appoint a chairman of each such committee. The appointment of any committee pursuant to this Article IV, the delegation of authority thereto, or any action by a committee pursuant to this
Article IV shall not constitute, of itself, compliance by any director, not a member of the committee, with the standard of care established by law for the performance of duties of directors.


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         SECTION 2.        EXECUTIVE COMMITTEE; AUTHORITY

                  The Board of Directors may, by resolution adopted by a majority of the directors present at any meeting, establish an Executive Committee to consist of one or more directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise all of the powers of the Board of Directors, except to the extent, if any, that such authority shall be limited by resolution of the entire Board of Directors; provided, however, that neither the Executive Committee nor any other committee shall have the power to amend the Bylaws of the Corporation, to declare dividends or distributions on stock, to issue stock (except as permitted by law pursuant to a duly authorized stock option or similar plan), to recommend to the stockholders any action which requires stockholder approval, or to approve any merger or share exchange which does not require stockholder approval.


         SECTION 3.        TENURE

                  Subject to the provisions of Section 8 of this Article IV, each member of the Executive Committee or any other committee shall hold office until the next regular annual meeting of the Board of Directors following his appointment and until his successor is designated by the Board of Directors.


         SECTION 4.        MEETINGS AND NOTICES

                  Regular meetings of committees of the Board of Directors may be held without notice at such times and places as such committees may determine from time to time by resolution. Special meetings of committees may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or by telephone or telegram. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting. Any member of a committee may waive notice of any meeting thereof, either before or after the meeting, by signing a waiver of notice which shall be filed with the records of such meeting, or by attendance at such meeting.


         SECTION 5.        QUORUM

                  Except as provided otherwise in Section 1 of this Article IV, a majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof. The vote of a majority of the members of a committee present at a meeting at which a quorum is present shall constitute action of the committee.


         SECTION 6.        ACTION WITHOUT A MEETING; TELEPHONE MEETINGS

                  Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all of


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the members of the committee and filed with the minutes of proceedings of the committee. Members of committees may participate in meetings by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.


         SECTION 7.        VACANCIES

                  Any vacancy on a committee may be filled by a resolution adopted by a majority of the Board of Directors.


         SECTION 8.        REMOVAL AND RESIGNATIONS

                  Any member of a committee may be removed at any time, with or without cause, by resolution of the Board of Directors. Any member of a committee may resign from the committee at any time by giving written notice to the President or Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.


         SECTION 9.        PROCEDURE

                  All committees established by the Board of Directors shall keep correct and complete minutes of their proceedings which minutes shall be recorded in written form but may be maintained in the form of a reproduction, and the Chairman of each committee shall report any actions taken to the Board of Directors at the next meeting thereof held after the committee meeting. The minutes of committee meetings shall be distributed to all members of the Board of Directors.


ARTICLE V  OFFICERS


         SECTION 1.        POSITIONS

                  The officers of the Corporation shall be a President, a Secretary, and a Treasurer, and such other officers as the Board of Directors may appoint, including a Chairman of the Board, and one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers, who shall exercise such powers and perform such duties as are provided in these Bylaws and as may be determined from time to time by resolution of the Board of Directors. Any two or more offices may be held by the same person, except that (a) one person may not serve concurrently as both President and Vice President, and (b) any person who holds more than one office may not act in more than one capacity to execute, acknowledge, or verify any instrument required by law to be executed, acknowledged or verified by more than one officer.


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         SECTION 2.        PRESIDENT

                  The President shall be the chief executive officer of the Corporation, shall have general and active supervision over the business and affairs of the Corporation, shall insure that all lawful orders and resolutions of the Board of Directors are carried into effect, and, unless otherwise provided by the Board of Directors, shall preside at all meetings of the Board of Directors and of the stockholders. The President shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.


         SECTION 3.        VICE PRESIDENT

                  In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


         SECTION 4.        CHAIRMAN OF THE BOARD

                  If the directors shall appoint a Chairman of the Board, the Chairman shall, when present, preside at all meetings of the Board of Directors and shall perform such other duties and have such other powers as may be vested in the Chairman by the Board of Directors.


         SECTION 5.        SECRETARY

                  The Secretary shall attend all meetings of the stockholders and the Board of Directors, shall record or cause to be recorded all the proceedings of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose, and shall perform like duties for the Executive Committee or other committees, when required. The Secretary shall give, or cause to be given, such notices as are required to be given in accordance with the provisions of these Bylaws or as required by law or the Articles of Incorporation of the Corporation. The Secretary shall have custody of the seal of the Corporation, and shall have the authority to affix the same to any instrument or document the execution of which in the name or on behalf of the Corporation is duly authorized, and when so affixed it may be attested by the signature of the Secretary. The Secretary shall see that the books, records, and other documents required by law (including the stock ledger and the records of the issue, transfer and registration of certificates for shares of Common Stock) are properly kept and filed. The Secretary shall perform all other duties incident to the office of Secretary and such other duties as from time to


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time may be prescribed by these Bylaws or may be assigned to him or her by the
Board of Directors or the President.


         SECTION 6.        ASSISTANT SECRETARY

                  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and have such other powers as the Board of Directors may from time to time prescribe.


         SECTION 7.        TREASURER

                  The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as directed by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President, and to the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account as to all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall also perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors or the President, or as may be prescribed by these Bylaws. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer's office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind, in the Treasurer's possession or under the Treasurer's control and belonging to the Corporation.


         SECTION 8.        ASSISTANT TREASURER

                  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


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         SECTION 9.        ELECTION AND TERM OF OFFICE

                  The officers of the Corporation shall be elected at the regular annual meeting of the Board of Directors, or as soon thereafter as possible, to hold office until the next regular annual meeting of the Board and until their respective successors are elected and qualified, or until their earlier death, resignation, or removal.


         SECTION 10.       COMPENSATION

                  The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors.


         SECTION 11.       RESIGNATION AND REMOVAL

                  Any officer may at any time resign in the same manner provided for directors in Section 9 of Article III of these Bylaws. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.


         SECTION 12.       VACANCIES

                  A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term of such office and until a successor is elected and qualifies.


         SECTION 13.       FIDELITY BONDS

                  The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.


ARTICLE VI  INDEMNIFICATION

                  The Corporation shall indemnify, to the fullest extent permitted by the laws of the State of Maryland, any present or former director or officer of the Corporation, or any person who serves or served another corporation, partnership, joint venture, trust, or other enterprise in one of such capacities at the request of the Corporation, who, by reason of such position, was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative.


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ARTICLE VII  CAPITAL STOCK


         SECTION 1.        STOCK CERTIFICATES

                  Each stockholder is entitled to a certificate which represents and certifies the shares of stock the stockholder holds in the Corporation. certificate may not be issued until the stock represented by it is fully paid. Certificates representing shares of stock of the Corporation shall be signed by the President, Vice President or the Chairman of the Board, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a stock certificate may be either manual or facsimile. Any stock certificate so signed shall be valid and may be issued whether or not the officer who signed it is still an officer when it is issued. Stock certificates shall be consecutively numbered or otherwise identified, and each such certificate shall state on its face the name of the Corporation, the class of stock and the number of shares it represents, and the name of the stockholder or other person to whom it is issued. The stock certificate shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the corporation is authorized to issue, to the extent they have been set, and of the authority of the board of directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock or (b) a statement which provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request and without charge. The name and address of each stockholder, with the number of shares held and the date of issue, shall be entered on the stock ledger of the Corporation. Except as otherwise provided in the Maryland Uniform Commercial Code, the fact that a stock certificate does not contain or refer to a restriction on transferability that is adopted after the date of issuance of the stock certificate does not mean that the restriction is invalid or unenforceable.


         SECTION 2.        TRANSFER OF SHARES

                  Transfer of shares of stock of the Corporation shall be made only on its stock ledger, and only upon surrender for cancellation of the certificate for such shares, properly endorsed. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. In case of a lost, stolen, or destroyed certificate, a new certificate may be issued upon such conditions and indemnity to the Corporation as the Board of Directors in its discretion may prescribe.

         SECTION 3.        ISSUANCE OF SHARES

                  The Board of Directors may from time to time authorize the issuance of additional shares of stock or securities convertible into stock. Prior to each such issuance the Board of Directors shall adopt a resolution which authorizes the issuance and sets the minimum consideration for which such shares of stock or convertible securities are to be issued, or a formula or method pursuant to which the same is to be determined, including a fair description of any consideration other than money. In the absence of actual fraud in the transaction, the minimum consideration so fixed by the Board of Directors shall be conclusive for all purposes. The actual value of consideration to be received by the Corporation, as determined by the Board of Directors, upon the issuance of additional shares of Common Stock shall be not less than the par value thereof. For the purposes of this Section, the consideration for which stock is issued as a stock dividend is the resulting capitalization of surplus, and at the time the dividend is paid, the Corporation shall transfer from surplus to stated capital an amount at least equal to the aggregate par value of the shares to be issued. Unless otherwise required by law, no vote of the stockholders of the Corporation shall be required for the issuance of additional shares of stock or securities convertible into stock.


         SECTION 4.        BOOKS AND RECORDS; STOCK LEDGERS

                  The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The Corporation shall maintain a stock ledger containing the names and addresses of the stockholders of the Corporation and the number of shares of stock of each class held by each stockholder, and an original or duplicate of the stock ledger shall be kept at the principal office of the Corporation, or at such other place as the Board of Directors may determine. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.


         SECTION 5.        DIVIDENDS

                  The Board of Directors may declare dividends on the stock of the Corporation, which may be paid in cash or the Corporation's stock in accordance with applicable law. No dividend may be declared or paid if, after giving effect to the distribution, the Corporation would not be able to pay its indebtedness as the indebtedness becomes due in the usual course of business or the Corporation's total assets would be less than the sum of the Corporation's total liabilities plus the amount that would be needed, if the Corporation were dissolved at the time of the distribution, to satisfy all preferential rights upon dissolution superior to the preferential rights of those receiving the distribution.

         SECTION 6.        REGISTERED STOCKHOLDERS

                  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Maryland.


         SECTION 7.        EXEMPTION FROM CONTROL SHARE ACQUISITION ACT

                  The acquisition of any shares of the Corporation's stock by existing or future stockholders of the Corporation or their affiliates or associates is hereby approved for all purposes of, and exempted from, the Maryland Control Share Acquisition Act, Section Section 3-701 to 3-710 of the Maryland General Corporation Law, and the Maryland Control Share Acquisition Act shall not apply to the voting rights of such shares of the Corporation's stock.

ARTICLE VIII  MISCELLANEOUS PROVISIONS


         SECTION 1.        FISCAL YEAR

                  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.


         SECTION 2.        FINANCIAL STATEMENTS

                  The President, Treasurer, or such other officer as may be designated by the Board of Directors of the Corporation, shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders of the Corporation and filed within 20 days thereafter at the principal office of the Corporation.


         SECTION 3.        SEAL

                  The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "Maryland," and shall be in such form as shall be approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, or otherwise reproduced.

         SECTION 4.        AMENDMENTS

                  These Bylaws may be altered, amended, or repealed, and new Bylaws may be adopted, by the vote of a majority of the entire Board of Directors and the power to alter, amend, and repeal these Bylaws, and to adopt new Bylaws, is hereby vested in the Board of Directors.

                                    * * * * *

ARTICLE I OFFICES...................................................................................1
      Section 1.      Principal Office..............................................................1
      Section 2.      Other Offices.................................................................1
ARTICLE II MEETINGS OF STOCKHOLDERS.................................................................1
      Section 1.      Place of Meetings.............................................................1
      Section 2.      Annual Meetings...............................................................1
      Section 3.      Special Meetings..............................................................2
      Section 4.      Conduct of Meetings...........................................................2
      Section 5.      Notice of Meetings; Waiver of Notice; Stockholder Proposals...................2
      Section 6.      Record Date and Closing of Transfer Books.....................................3
      Section 7.      Quorum........................................................................3
      Section 8.      Proxies.......................................................................4
      Section 9.      Voting........................................................................4
      Section 10.     List of Stockholders..........................................................4
      Section 11.     Informal Action...............................................................5
ARTICLE III BOARD OF DIRECTORS......................................................................5
      Section 1.      Function of Directors.........................................................5
      Section 2.      Number of Directors...........................................................5
      Section 3.      Qualification of Directors....................................................5
      Section 4.      Election and Tenure of Directors..............................................5
      Section 5.      Regular Meetings..............................................................6
      Section 6.      Special Meetings..............................................................6
      Section 7.      Notice; Waiver of Notice......................................................6
      Section 8.      Quorum; Manner of Acting......................................................6
      Section 9.      Action Without a Meeting; Telephone Meeting...................................7
      Section 10.     Resignation and Removal.......................................................7
      Section 11.     Vacancies.....................................................................7
      Section 12.     Presumption of Assent.........................................................8
      Section 13.     Compensation of Directors.....................................................8
ARTICLE IV COMMITTEES...............................................................................8
      Section 1.      Appointment...................................................................8
      Section 2.      Executive Committee; Authority................................................9
      Section 3.      Tenure........................................................................9
      Section 4.      Meetings and Notices..........................................................9
      Section 5.      Quorum........................................................................9
      Section 6.      Action Without a Meeting; Telephone Meetings..................................10

      Section 7.      Vacancies.....................................................................10
      Section 8.      Removal and Resignations......................................................10
      Section 9.      Procedure.....................................................................10
ARTICLE V OFFICERS..................................................................................10
      Section 1.      Positions.....................................................................10
      Section 2.      President.....................................................................11
      Section 3.      Vice President................................................................11
      Section 4.      Chairman of the Board.........................................................11
      Section 5.      Secretary.....................................................................12
      Section 6.      Assistant Secretary...........................................................12
      Section 7.      Treasurer.....................................................................12
      Section 8.      Assistant Treasurer...........................................................13
      Section 9.      Election and Term of Office...................................................13
      Section 10.     Compensation..................................................................13
      Section 11.     Resignation and Removal.......................................................13
      Section 12.     Vacancies.....................................................................14
      Section 13.     Fidelity Bonds................................................................14
ARTICLE VI INDEMNIFICATION..........................................................................14
ARTICLE VII CAPITAL STOCK...........................................................................14
      Section 1.      Stock Certificates............................................................14
      Section 2.      Transfer of Shares............................................................15
      Section 3.      Issuance of Shares............................................................15
      Section 4.      Books and Records; Stock Ledgers..............................................16
      Section 5.      Dividends.....................................................................16
      Section 6.      Registered Stockholders.......................................................16
      Section 7.      Exemption from Control Share Acquisition Act..................................17
ARTICLE VIII MISCELLANEOUS PROVISIONS...............................................................17
      Section 1.      Fiscal Year...................................................................17
      Section 2.      Financial Statements..........................................................17
      Section 3.      Seal..........................................................................17
      Section 4.      Amendments....................................................................17